 All information in this Term Sheet, whether regarding assets backing any securities discussed herein or otherwise, will be superseded by the information contained in the final prospectus.

Preliminary Structural and Collateral Term Sheet July 5, 2005

$ 668,587,600 (approximate) of Offered Certificates

RFMSI Series 2005-SA3 Trust

Residential Funding Mortgage Securities I, Inc.

Mortgage Pass-Through Certificates, Series 2005-SA3

Description of the Offered Certificates
Certificates	Group/ Product Type	Approximate Certificate Balance ($)(1)	Expected Ratings 2 of Fitch/S&P/Moody's	Expected Credit Enhancement Percentage (2)	Initial Coupon (3)	Estimated Avg. Life (yrs) CPB (4)	Estimated Avg. Life (yrs) MAT(5)	Principal Payment Window CPB (4)	Principal Payment Window MAT(5)	Pricing Speed
I-A	Group I	167,562,500	AAA/Aaa	4.25%	[4.966%]	1.90	3.29	08/05-05/08	08/05-06/35	25 CPB
II-A-1	Group II	179,531,000	AAA/Aaa	4.25%	[5.186%]	1.79	1.79	08/05-03/10	08/05-03/10	25 CPB
II-A-2	Group II	59,844,000	AAA/Aaa	4.25%	[5.186%]	4.82	7.89	03/10-06/10	03/10-06/35	25 CPB
III-A	Group III	119,687,500	AAA/Aaa	4.25%	[5.253%]	2.89	3.31	08/05-05/12	08/05-05/35	25 CPB
IV-A	Group IV	119,687,500	AAA/Aaa	4.25%	[5.397%]	3.18	3.36	08/05-06/15	08/05-06/35	25 CPB
M-1	All Groups	10,125,000	AA/Aa	2.75%	[5.180%]	4.31	6.04	08/05-06/15	08/05-06/35	25 CPB
M-2	All Groups	7,762,500	A/A	1.60%	[5.180%]	4.31	6.04	08/05-06/15	08/05-06/35	25 CPB
M-3	All Groups	4,387,500	BBB/Baa	0.95%	[5.180%]	4.31	6.04	08/05-06/15	08/05-06/35	25 CPB
R	Group II	100	AAA/Aaa	4.25%	[5.186%]	0.08	0.08	08/05-08/05	08/05-08/05	25 CPB

  The Certificate Sizes are approximate, based on projected July 1, 2005 balances of the Mortgage Loans with an assumed balance of $675,000,000, and are subject to a +/- 5% variance.

  The Credit Enhancement percentages are preliminary and are subject to change based upon the final Mortgage Loan pools as of the Cut-Off Date and rating agency analysis.

  The pass-through rate, which is approximate, for the Class I-A, II-A-1, II-A-2, III-A, IV-A and the Class R Certificates will equal the weighted average of the net rates of the respective group of mortgage loans. The pass-through rate for the Class M-1, M-2 and M-3 Certificates will equal the weighted average net pass through rates from the Group I, Group II, Group III and Group IV senior certificates (weighted based on the results of subtracting from the aggregate unpaid principal balance of each loan group the aggregate unpaid principal balance of the related senior certificates).

  Average Life and Payment Windows are calculated based upon a prepayment speed of 25 CPR to the reset date. CPB implies that prepayment in full is individually applied to each hypothetical mortgage loan at its next reset date.

  Average Life and Payment Windows are calculated based upon a prepayment speed of 25 CPR to the maturity date.

This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. Neither the issuer of the certificates nor Goldman, Sachs & Co., nor any of their affiliates makes any representation as to the accuracy or completeness of the information herein. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding the securities and the assets backing any securities discussed herein supersedes all prior information regarding such securities and assets. Any information in this material, whether regarding the assets backing any securities discussed herein or otherwise, is preliminary and will be superseded by the applicable prospectus supplement and any other information subsequently filed with the SEC. The information contained herein will be superseded by the description of the mortgage pool contained in the prospectus supplement relating to the certificates and supersedes all information contained in any collateral term sheets relating to the mortgage pool previously provided by Goldman, Sachs & Co. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman Sachs imposing any limitation of any kind. Further information regarding this material may be obtained upon request.

This material is furnished to you solely by Goldman, Sachs & Co., acting as underwriter and not as agent of the issuer.

Preliminary Collateral Description (1)(2)(3)(4)

	Group I	Group II	Group III	Group IV	Total
	3yr Hybrids	5yr Hybrids	7yr Hybrids	10yr Hybrids
Aggregate Principal Balance ($)	164,216,203	223,784,007	126,891,171	96,304,220	611,195,601
Average Loan Balance ($)	396,658	393,294	394,072	483,941	406,380
Number of Loans	414	569	322	199	1,504
Weighted Average Months to Roll	35	59	83	119	67
Weighted Average Terms to Maturity	359	359	359	359	359
Gross WAC	5.266%	5.486%	5.553%	5.697%	5.474%
Weighted Average Expense Rate before Reset	0.300%	0.300%	0.300%	0.300%	0.300%
Net WAC	4.966%	5.186%	5.253%	5.397%	5.174%
Weighted Average Initial Cap	2.344%	5.024%	5.226%	5.003%	4.343%
Weighted Average Periodic Cap (85% 1 Year / 15% 6 Month)	1.873%	1.888%	1.856%	1.880%	1.876%
Weighted Average Lifetime Cap	5.952%	5.080%	5.259%	5.003%	5.339%
Weighted Average Minimum Coupon	4.000%	4.250%	4.750%	5.000%	4.000%
Weighted Average Maximum Coupon	6.875%	6.875%	7.125%	6.500%	7.125%
Weighted Average Maximum Interest Rate	11.218%	10.566%	10.812%	10.700%	10.813%
Weighted Average Gross Margin	2.286%	2.278%	2.319%	2.255%	2.285%
Weighted Average Net Margin	1.986%	1.978%	2.019%	1.955%	1.985%
Six-Month LIBOR Indexed Percent	14.86%	13.43%	14.39%	11.96%	13.78%
One-Year LIBOR Indexed Percent	83.75%	85.79%	83.62%	86.94%	84.97%
One-Year CMT Indexed Percent	1.40%	0.78%	1.99%	1.10%	1.24%
Weighted Average FICO	731	743	741	747	740
Interest Only Percent	85%	84%	72%	93%	83%
Cash Out Refinance Percent	23%	19%	28%	20%	22%
California Percent	36%	33%	20%	25%	30%
Primary Residence Percent	100%	100%	100%	100%	100%
Single Family and PUD Percent	87%	91%	87%	90%	89%
Single Largest Zip Code Percent	2%	2%	3%	3%	1%
Largest Individual Loan Balance ($)	1,275,000	1,500,000	3,000,000	1,500,000	3,000,000
Weighted Average Original Loan-to-Value Ratio	72.10%	72.35%	70.74%	69.20%	71.46%
30 Year Original Term (%)	100%	100%	100%	100%	100%

  The collateral is subject to change.

  Using June 1, 2005 cut-off data, based on preliminary collateral information.
  Numbers may not add up to 100% due to rounding.
  None of the mortgage interest rates are subject to a lifetime minimum interest rate. Therefore, the effective minimum interest rate for each Mortgage Loan will be its Gross Margin.

Time Table

Cut-Off Date: July 1, 2005

Settlement Date: July 28, 2005

Distribution Date: 25th of each month or, if the 25th is not a business day, the next business day

First Distribution Date: August 25, 2005

Features of the Transaction

  Offering consists of certificates totaling approximately $668,587,600 of which $646,312,600 are expected to be rated AAA/AAA/Aaa by 2 of, S&P, Fitch or Moody's.

  The expected amount of credit support for the Class I-A, II-A-1, II-A-2, III-A, IV-A and Class R Certificates is approximately 4.250% (+/- 0.50%).

  All collateral consists of 3-Year, 5-Year, 7-Year, and 10-Year hybrid adjustable rate mortgage loans with 100% set to mature within 30 years of the date of origination, secured by first liens on one- to four-family residential properties.

Structure of the Certificates

Distributions on the senior certificates will generally be based on payments received or advanced on the mortgage loans in the related loan group. Distributions on the subordinate certificates will be based on payments received or advanced on the mortgage loans in all loan groups. The subordinate certificates will be entitled to principal prepayments subject to the conditions as described in the shifting interest section below. Credit support for the transaction is in the form of a senior/subordinated, shifting interest structure. The Class M-1, Class M-2, and Class M-3 Certificates (the "Senior Subordinate Certificates") and the Class B-1, Class B-2, and Class B-3 Certificates (the "Junior Subordinate Certificates", which will not be offered publicly, and together with the Senior Subordinate Certificates, the "Subordinate Certificates") will be subordinate in the right to receive payments of principal and interest with respect to the Class I-A, II-A-1, II-A-2, III-A and IV-A Certificates ( the "Senior Certificates") for their collateral groups (Group I, Group II, Group III, and Group IV) and, therefore, provide credit protection to the Class I-A Certificates (the "Group I Senior Certificates"), the Class II-A-1 and Class II-A-2 Certificates (the "Group II Senior Certificates"), the Class III-A Certificates (the "Group III Senior Certificates") the Class IV-A Certificates (the "Group IV Senior Certificates") and the Class R Certificates.

If on any distribution date there is a shortfall in the funds needed to make all payments to certificate-holders, the Senior Certificates will receive distributions of interest and principal before the Subordinate Certificates are entitled to receive distributions of interest or principal, and the Subordinate Certificates will receive distributions in order of their numerical class designations.

Shifting Interest on the Certificates

Unless the aggregate class principal balance of the Subordinate Certificates has reached a certain level relative to the Senior Certificates, and the delinquencies or losses on the mortgage loans do not exceed certain limits, the Senior Certificates will, in the aggregate, generally receive their pro rata share of all scheduled principal payments and 100% of all principal prepayments on the mortgage loans in the related collateral groups until the 7th anniversary of the closing date (i.e., the distribution date in July 2012). Thereafter, the Senior Certificates will generally receive their share of scheduled principal payments and a disproportionately large, but decreasing share of principal prepayments on the mortgage loans in the related collateral groups unless the delinquency and loss on the related mortgage loans exceed certain limits. This will result in a faster rate of return of principal to the Senior Certificates than would occur if the Senior Certificates and the Subordinate Certificates received all such payments pro rata, and increases the likelihood that holders of the Senior Certificates will be paid the full amount of principal to which they are entitled. The prepayment percentages on the Subordinate Certificates are as follows:

Distribution Date	Percentage of Pro Rata Share
August 2005 - July 2012	0%
August 2012 - July 2013	30%
August 2013 - July 2014	40%
August 2014 - July 2015	60%
August 2015 - July 2016	80%
August 2016 and after	100%

If before the Distribution Date in August 2008 the credit support to the Senior Certificates is greater than or equal to two times the original credit support percentage for the Senior Certificates, then the Subordinate Certificates may be entitled to 50% of their pro rata share of principal prepayments subject to certain loss and delinquency criteria. If on or after the Distribution Date in August 2008, the credit support for the Senior Certificates is greater than or equal to two times the original credit support percentage, then the Subordinate Certificates would be entitled to 100% of their pro rata share of principal prepayments.

Priority of Distributions for the Certificates

  Payment of accrued and unpaid interest, to the holders of the related Senior Certificates;
  Payment of principal to the holders of the related Senior Certificates in an amount equal to the related group's senior principal distribution amount. The Class II-A-1 and Class II-A-2 Certificates will be paid principal sequentially.
  Payment of interest and principal first, sequentially to the Senior Subordinate Certificates in order of their numerical class designations, beginning with the Class M-1 and then, to the Junior Subordinate Certificates.

Allocation of Realized Losses

Losses on the mortgage loans (other than Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses and Extraordinary Losses as defined in the prospectus supplement) realized during any calendar month will be allocated on each Distribution Date to reduce the Certificate Principal Balances first of the Junior Subordinate Certificates and, then, of the Senior Subordinate Certificates in reverse numerical order, in each case until the Certificate Principal Balance of each such class has been reduced to zero. If the Certificate Principal Balances of all of the Subordinate Certificates have been reduced to zero, further realized losses on the mortgage loans would be allocated to the Senior Certificates related to the Loan Group in which such realized losses occurred based on their outstanding Certificate Principal Balances, in each case until the Certificate Principal Balance of such class of certificates has been reduced to zero.

Key Terms
Issuer:	RFMSI Series 2005-SA3 Trust
Depositor:	Residential Funding Mortgage Securities I, Inc.
Master Servicer:	Residential Funding Corporation
Trustee:	U.S. Bank National Association
Rating Agencies:	2 out of the 3 following Rating Agencies: S&P, Moody's and Fitch
Type of Issuance:	Public for all the Senior Offered Certificates
Servicer Advancing:	To the extent requested by the rating agencies, the Master Servicer is obligated to advance delinquent mortgagor payments to the extent they are deemed recoverable.
Compensating Interest:

On each distribution date, the Master Servicer is required to cover certain interest shortfalls as a result of certain prepayments as more fully described in the prospectus supplement up to the lesser of (a) one-twelfth of 0.125% of the Stated Principal Balance of the mortgage loans immediately preceding the distribution date and (b) the sum of the master servicing fee payable to the master servicer for its master servicing activities and reinvestment income received by the amounts payable with respect to that distribution date.

Interest Accrual:	The interest accrual period for the Certificates is calculated on a 30/360 basis and is the calendar month preceding the month of each Distribution Date.
Mortgage Loan Index:

The One-Year LIBOR will be calculated using the arithmetic mean of the London Interbank offered rate quotations for One-Year U.S. dollar-denominated deposits as published in The Wall Street Journal. The Six-Month LIBOR will be calculated using the arithmetic mean of the London Interbank offered rate quotations for Six-Month U.S. dollar-denominated deposits as published in The Wall Street Journal. The One-Year U.S. Treasury loan index will be determined based on the average weekly yield on U.S. Treasury securities during the last full week occurring in the month which occurs one month prior to the applicable interest rate reset date, as published in Federal Reserve Statistical Release H. 15(519), as applicable, and annually thereafter.

Group I Mortgage Loans:

The Group I Mortgage Loans consist of 1.4% One-Year CMT, 83.7% One-Year LIBOR, and 14.9% Six-Month LIBOR Indexed 3-Year Hybrid ARMS secured by one-to four-family residential properties. 85% of the Group 1 Mortgage Loans require only the payment of interest for a certain period of time after the origination date. The mortgage interest rates adjust annually or semi-annually following the initial 3 year fixed rate period. The mortgage interest rates will be indexed to One-Year CMT, One-Month LIBOR or Six-Month LIBOR and will adjust to that index plus a Gross Margin. 83.6% of the Group 1 Mortgage Loans have Periodic Interest Rate Caps of 2.000% for the first adjustment date and 2.000% for every adjustment date thereafter and are subject to a lifetime maximum mortgage interest rate of 6.000% over the life of the mortgage loan.

Group II Mortgage Loans:

The Group II Mortgage Loans consist of 0.8% One-Year CMT, 85.8% One-Year LIBOR and 13.4% Six-Month Libor Indexed 5-Year Hybrid ARMS secured by one-to four-family residential properties. Approximately 84% of the Group 2 Mortgage Loans require only the payment of interest for a certain period of time after the origination date. The mortgage interest rates adjust annually or semi-annually following the initial 5 year fixed rate period. The mortgage interest rates will be indexed to One-Year CMT, One-Year LIBOR, or Six-Month LIBOR and will adjust to that index plus a Gross Margin. 83.7% of the Group 2 Mortgage Loans have Periodic Interest Rate Caps of 5.000% for the first adjustment date and 2.000% for every adjustment date thereafter and are subject to a lifetime maximum mortgage interest rate of 5.000% over the life of the mortgage loan.

Group III Mortgage Loans:

The Group III Mortgage Loans consist of 2.0% One-Year CMT, 83.6% One-Year LIBOR and 14.4% Six-Month LIBOR Indexed 7-Year Hybrid ARMS secured by one-to four-family residential properties. Approximately 72% of the Group 3 Mortgage Loans require only the payment of interest for a certain period of time after the origination date. The mortgage interest rates adjust annually or semi-annually following the initial 7 year fixed rate period. The mortgage interest rates will be indexed to One-Year CMT, One-Year LIBOR, or Six-Month LIBOR and will adjust to that index plus a Gross Margin. 52.5% of the Group 3 Mortgage Loans have Periodic Interest Rate Caps of 5.000% for the first adjustment date and 2.000% for every adjustment date thereafter and are subject to a lifetime maximum mortgage interest rate of 5.000% over the life of the mortgage loan.

Group IV Mortgage Loans:

The Group IV Mortgage Loans consist of 1.1% One-Year CMT, 86.9% One-Year LIBOR and 12.0% Six-Month LIBOR Indexed 10-Year Hybrid ARMS secured by one-to four-family residential properties. Approximately 93% of the Group 4 Mortgage Loans require only the payment of interest for a certain period of time after the origination date. The mortgage interest rates adjust annually or semi-annually following the initial 10 year fixed rate period. The mortgage interest rates will be indexed to One-Year CMT, One-Year LIBOR, or Six-Month LIBOR and will adjust to that index plus a Gross Margin. 88.0% of the Group 4 Mortgage Loans have Periodic Interest Rate Caps of 5.000% for the first adjustment date and 2.000% for every adjustment date thereafter and are subject to a lifetime maximum mortgage interest rate of 5.000% over the life of the mortgage loan.

Expense Fee Rate:	The "Expense Fee Rate" is comprised of servicing fees. The weighted average Expense Fee Rate before the reset date will be equal to approximately 0.300% for all of the mortgage loans.

Expected Subordination:	4.250% (+/- 0.50%) for the Senior Certificates
Other Certificates:

The following Classes of "Other Certificates" will be issued in the indicated approximate original principal amounts, which will provide credit support to the related Offered Certificates, but are not offered hereby:

Certificate(1) Approximate Certificate Balance ($) Initial Coupon(2)

B-1 3,037,500 [5.180%]

B-2 2,025,000 [5.180%]

B-3 1,350,000 [5.180%]

  The Certificate Sizes are approximate, based on the projected July 1, 2005 balances of the Mortgage Loans, and are subject to a +/- 5% variance.

  For the Class B-1, B-2, and B-3 subordinate certificates the Pass-Through Rate will equal the weighted average pass through rates from the Group I, Group II, Group III and Group IV senior certificates (weighted based on the results of the subtracting from the aggregate unpaid balance of each loan group the aggregate unpaid principal balance of the related senior certificates).

Clean Up Call:	10% of the Cut-off Date principal balance of the Mortgage Loans
Tax Treatment:

It is anticipated that the Offered Certificates, other than the Class R Certificates, will be treated as REMIC regular interests for tax purposes. The Class R Certificates will be treated as REMIC residual interests.

ERISA Eligibility:

The Offered Certificates are expected to be ERISA eligible. Prospective investors should review with their own legal advisors as to whether the purchase and holding of the Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA, the Code or other similar laws.

SMMEA Eligibility:	The Senior Certificates and Class M-1 Certificates are expected to constitute "mortgage related securities" for purposes of SMMEA.
Minimum Denomination:	$25,000 for the Class A and M-1 Certificates and $250,000 for the Class M-2 and M-3 Certificates.
Delivery:	Senior Certificates and the Senior Subordinate Certificates - DTC; Class R Certificates - Physical

(1) The collateral information is based on preliminary data and is subject to change.